UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): September 14, 2009

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008

(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Exchange Agreement

On September 14, 2009, Highbury Financial Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “B Investors”), which includes Stuart D. Bilton and Kenneth C. Anderson who are directors of the Company, of the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”).  Pursuant to the Exchange Agreement, the B Investors agreed to exchange up to 36% of their shares of Series B Preferred Stock to the Company for up to 1,620,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

The Company and the B Investors entered into the Exchange Agreement in order to prevent a single stockholder from acquiring ownership beneficially of more than 25% of the outstanding voting securities of the Company, which could thereby trigger a presumptive change of control under Section 2(a)(9) of the Investment Company Act of 1940, as amended, of Aston Asset Management LLC (“Aston”), the Company’s wholly owned subsidiary and investment adviser to the Aston Funds.  A change of control of Aston could automatically terminate the investment advisory agreement between Aston and the Aston Funds, even if there is no change in the personnel of Aston.  The Aston Funds are the primary source of revenue for both the Company and Aston. If the investment advisory agreement between Aston and the Aston Funds is terminated due to a change of control, the business of Highbury and Aston could potentially be significantly damaged.

Pursuant to the Exchange Agreement, each time a person becomes a beneficial owner of 25% or more of the outstanding voting securities of the Company (a “25% Stockholder”), the Company simultaneously will issue to each B Investor its pro rata share of the “Exchange Shares.”  “Exchange Shares” means the number of shares of Common Stock that the Company must issue such that after such issuance the number of voting securities held by the 25% Stockholder that triggered the Exchange will be equal to one share less than 25% of the outstanding voting securities.  In exchange for the Exchange Shares, each B Investor will assign to the Company such number of shares or fractional shares of Series B Preferred Stock equal to the quotient of (x) the number of Exchange Shares issued to such B Investor (which shall not exceed 360 shares in the aggregate) and (y) the “Conversion Number.”  The “Conversion Number” is 4,500, subject to standard anti-dilution provisions.  The number of shares of Common Stock to be received in exchange for each share of Series B Preferred Stock is the same as the number of shares of Common Stock into which the Series B Preferred Stock is presently convertible.

Each exchange contemplated by the Exchange Agreement will be effective upon, and occur contemporaneously with, a person becoming a 25% Stockholder of the Company.  The maximum number of shares of Common Stock that the Company may be required to issue in exchange for Series B Preferred Stock pursuant to the Exchange Agreement is 1,620,000. An exchange may not occur after the earlier to occur of (i) the first anniversary of the date of the Exchange Agreement and (ii) a transaction that would constitute a Change of Control (as defined in the Certificate of Designation of the Series B Preferred Stock) of Highbury. If an exchange does not occur on or before the first anniversary of the date of the Exchange Agreement, the Exchange Agreement will terminate.

The Exchange Agreement contains representations of each of the B Investors relating to, among other things, (a) proper corporate organization and similar corporate matters; (b) investment intent and accredited investor status; (c) the authorization, performance and enforceability of the Exchange Agreement and related transaction documents and (d) title to the shares of Series B Preferred Stock.  The Exchange Agreement also contains representations of the Company relating to, among other things, (a) proper corporate organization and similar corporate matters; (b) capitalization of the Company; (c) the authorization, performance and enforceability of the Exchange Agreement and related transaction documents (d) valid issuance of the Exchange Shares, and (e) accuracy of reports of the Company filed with the Securities and Exchange Commission.

Pursuant to the Exchange Agreement, the Company agreed to indemnify each of the B Investors and the persons named as management stockholders therein who own interests in certain of the B Investors and are employees of Aston (the “Management Stockholders”) from and against any claims challenging the authority of the Company to enter into, or otherwise seeking to invalidate, the transactions contemplated by the Exchange Agreement.  The Company also agreed to pay any expenses of the B Investors and Management Stockholders relating to the negotiation and consummation of the Exchange Agreement and any filings required by such persons with the Securities and Exchange Commission as a result of the transactions contemplated by the Exchange Agreement.

The foregoing description of the Exchange Agreement is qualified in its entirety by the Exchange Agreement which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended and Restated Investor Rights Agreement

In connection with the Exchange Agreement, the Company, the B Investors and the Management Stockholders entered into an Amended and Restated Investors Rights Agreement (the “Amended and Restated Investor Rights Agreement”) which amends and restates the Investors Rights Agreement, dated August 10, 2009 (the “Investor Rights Agreement”) which was described in, and filed as an exhibit to, the Company’s Form 8-K filed with the Securities and Exchange Commission on August 11, 2009.  The Amended and Restated Investor Rights Agreement provides each of the B Investors with certain registration rights for shares of Common Stock issued upon conversion of the Series B Preferred Stock and the Exchange Shares, including three demand registration rights and unlimited piggy-back registration rights.

The Amended and Restated Investor Rights Agreement also places certain restrictions on the transfer of shares of Series B Preferred Stock and Exchange Shares.  Each of the B Investors agreed that (i) Series B Preferred Stock and Exchange Shares may not be transferred except to immediate family members; by will or the laws of decent and distribution; or with the consent of the Company (in each case, a “Permitted Transferee”) or as provided in the next sentence and (ii) Exchange Shares and shares of Common Stock issuable upon conversion of the Series B Preferred Stock are subject, in limited circumstances, to a right of first offer in favor of the Company.  Each B Investor shall have the right to transfer a percentage of his, her or its Exchange Shares without restriction beginning on April 20, 2011.  During the twelve month period beginning April 20, 2011, each B Investor shall have the right to transfer up to 20% of the aggregate amount of Exchange Shares issued to such B Investor pursuant to the Exchange Agreement.  The percentage of the aggregate amount of Exchange Shares that each B Investor may transfer without restriction will increase each year by 20% until April 20, 2015 at which time each B Investor will have the right to transfer without restriction 100% of the aggregate amount of Exchange Shares held by such B Investor.  In addition, under certain circumstances, such as death, disability, retirement or termination of employment without cause of a Management Stockholder, as well as a Change of Control (as defined in the Certificate of Designation of the Series B Preferred Stock) of Highbury or a termination of the management contracts which represented more than 50% of Aston’s aggregate revenue for the prior twelve month period, an B Investor may transfer any or all of the Exchange Shares without restriction.  Unlike the Series B Preferred Stock, the Company does not have the right to repurchase the Exchange Shares upon the termination of employment of the Management Stockholder who beneficially owns such Exchange Shares.

The Amended and Restated Investor Rights Agreement includes certain restrictions on voting by the B Investors.  If after an exchange under the Exchange Agreement the B Investors and their Permitted Transferees in the aggregate, would have the right to vote Exchange Shares and shares of Series B Preferred Stock which, together, represent more than 25% of the votes which may be cast on any matter to be voted upon by the holders of capital stock of the Company (the “25% Cap”), such B Investor will not, and will cause its Permitted Transferees not to, vote its pro rata percentage of that number of shares of Series B Preferred Stock which, if voted, would cause the 25% Cap to be exceeded. The limitation on voting applies only to the Series B Preferred Stock and not to the Exchange Shares. In addition, each B Investor has agreed to waive its right to elect one director to the Company’s board of directors as provided in Section 3(c) of the Certificate of Designation of the Series B Preferred Stock.  As a result, until such time as the holders of Series B Preferred Stock own less than 300 shares of Series B Preferred Stock, such holders shall have the right to elect only one director rather than two.  In connection with this waiver by the B Investors, Kenneth C. Anderson will no longer serve as a director elected by the holders of the Series B Preferred Stock and has been added by the board of directors to the class of directors whose term will expire on the date of the Company’s 2011 annual meeting.

The foregoing description of the Amended and Restated Investor Rights Agreement is qualified in its entirety by the Amended and Restated Investor Rights Agreement which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, on September 14, 2009, in connection with the agreed waiver by the B Investors of their right to elect one director to the Company’s board of directors that was included in the Amended and Restated Investor Rights Agreement, Kenneth C. Anderson resigned as a member of the Company’s board of directors nominated by the holders of the Series B Preferred Stock.  As permitted by the Company’s By-Laws, the Company’s board of directors elected Mr. Anderson as a director to fill the vacancy created by his resignation as a director nominated by the B Investors.  Mr. Anderson will serve as a director in the class of directors whose term will expire on the date of the Company’s annual meeting of stockholders to be held in 2011.

Mr. Anderson, as a Management Stockholder, is a party to the Amended and Restated Investor Rights Agreement described above and owns interests in one of the B Investors which is a party to the Exchange Agreement described above.  The descriptions of the Exchange Agreement and Amended and Restated Investor Rights Agreement included in Item 1.01 above are incorporated herein by reference.  Mr. Anderson was also a party to the Exchange Agreement, dated August 10, 2009 (the “First Exchange Agreement”), and the Investor Rights Agreement, each between the Company, the B Investors and the Management Stockholders which were described in, and filed as exhibits to, the Company’s Form 8-K filed with the Securities and Exchange Commission on August 11, 2009 (the “August 11 Form 8-K”).  The descriptions of the First Exchange Agreement and Investor Rights Agreement included in the August 11 Form 8-K are incorporated herein by reference.

Item 8.01.  Other Events.

On September 14, 2009, the Company issued a press release announcing the entering into of the Exchange Agreement, Amended and Restated Investor Rights Agreement and the election of Kenneth C. Anderson. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated as of September 14, 2009, by and among Highbury Financial Inc. and the investors named therein.

10.2	Amended and Restated Investor Rights Agreement, dated as of September 14, 2009, by and among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

99.1	Press Release dated September 14, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Date: September 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of September 14, 2009, by and among Highbury Financial Inc. and the investors named therein.

10.2	Amended and Restated Investor Rights Agreement, dated as of September 14, 2009, by and among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

99.1	Press Release dated September 14, 2009.